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                                        April 15, 1998



Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester MA 01653


RE:       ALLMERICA SELECT SEPARATE ACCOUNT OF ALLMERICA
          FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
          FILE #'S:  33-47216 AND 811-6632

Gentlemen:

In my capacity as Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of the Post-Effective Amendment to the Registration Statement for Allmerica Select Separate Account on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Allmerica Select Separate Account is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in Allmerica Select Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual variable annuity contracts, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of Allmerica Select Separate Account filed under the Securities Act of 1933.


                                        Very truly yours,

                                        /s/ Sylvia Kemp-Orino

                                        Sylvia Kemp-Orino
                                        Assistant Vice President and Counsel